For the Semi-Annual period ended (a) 10/31/95
File number (c) 811-4930


                         SUB-ITEM 77 D

                            EXHIBITS

          Policies with respect to security investment

     On May 3, 1995 the Trustees approved amended liquidity procedures and amended valuation procedures.
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For the Semi-Annual period ended (a) 10/31/95
File number (c) 811-4930


                         SUB-ITEM 77 D

                            EXHIBITS

          Policies with respect to security investment

     On May 3, 1995, the Trustees approved and authorized a change in the name of the Modified Term Series of Prudential Municipal Bond Fund to the Intermediate Series effective June 29, 1995.